EXHIBIT 10.1

AMENDMENT NO. 1 TO LETTER AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of February 7, 2026, to the letter agreement (the “Agreement”), dated December 14, 2025, by and between 374Water Inc., a Delaware corporation, and Yaacov (Kobe) Nagar. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the parties to the Agreement wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

1. Amendment to Section 1 of the Agreement. Section 1 of the Agreement is hereby amended by adding a new Section 1(g) as follows:

“On the one-year anniversary of the appointment of the third Candidate to the Board (the “Third Candidate”), the Company and stockholder shall mutually agree to determine which another individual shall instead serve as the Third Candidate (the “Replacement Candidate”). Stockholder and the Company may each submit names of individuals to serve as the Replacement Candidate and the parties shall (i) mutually agree on any such individual and (ii) have the opportunity to interview any such individual.”

2. Amendment to Section 4(d) of the Agreement. Section 4(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Termination Date” means the date of the appointment of the Replacement Candidate.

3. Entire Agreement. The Agreement, as modified by this Amendment, contains the entire agreement of the parties hereto concerning the subject matter hereto and thereto, and supersede all prior and contemporaneous understandings and agreements, written or oral, concerning such subject matter. The Agreement, as modified by this Amendment, may only be further modified by a written instrument signed by both parties. No oral waiver shall be binding.

4. No Other Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. All references to “Agreement” in the Agreement shall be to the Agreement, as amended by this Amendment, and as it may be further amended or otherwise modified from time to time in accordance with its terms.

5. Miscellaneous. Without limiting or reducing in any manner the scope of the first sentence of Section 4, the parties further agree that the provisions of Section 8 (Remedies) and Section 11 (Governing Law) of the Agreement are incorporated herein by reference as if set forth in full herein and shall apply to the terms and provisions of this Amendment and the parties hereto mutatis mutandis.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

374WATER INC.

By:	/s/ James Pawloski
Name:	James Pawloski
Title:	Director

Accepted and agreed to as of the date first written above:

/s/ Yaacov (Kobe) Nagar
YAACOV (KOBE) NAGAR

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